Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United China Acquisition I Corp. (the "Company") on Form 10-QSB for the period ended June 30, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Casey
K. Tjang, President, Chairman and Principal Accounting and Financial Officerf of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 18, 2005

                                    /s/ Casey K. Tjang
                                    --------------------------------------------
                                    Casey K. Tjang
                                    President and Chairman of the Board
                                    (Principal Accounting and Financial Officer)


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